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                                                                   EXHIBIT 10.24

                              SECURITY AGREEMENT
                              ------------------

THIS SECURITY AGREEMENT (hereinafter referred to as "Agreement" or " Security Agreement"), made this 13th day of December, 1994, by and between Summagraphics Corporation, a Delaware corporation ("Debtor") whose business address is 8500 Cameron Road, Austin, Texas 78754 and Heller Financial, Inc., a Delaware corporation, ("Secured Party") whose address is Heller Financial, Inc., Commercial Equipment Finance Division, 900 Circle 75 Parkway, Suite 1600, Atlanta, Georgia 30339.

                                  WITNESSETH:

1. Secure Payment. To secure payment of indebtedness in the principal sum of up
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to two million five hundred thousand dollars ($2,500,000) as evidenced by one or more note or notes (the "Notes"), which Debtor has executed and delivered and will execute and deliver to Secured Party and also to secure any other indebtedness or liability of Debtor to Secured Party, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including all future advances or loans which may be made at the option of Secured Party (all the foregoing hereinafter called the "Indebtedness"), Debtor hereby grants and conveys to Secured Party a first superior continuing lien and security interest in the property described below and/or on the Schedule(s) attached hereto (the "Schedules"), all products and proceeds (including insurance proceeds) thereof, if any, and all increases, substitutions, replacements, attachments, additions, and accessions thereto, all or any of the foregoing hereinafter called the "Collateral" .

(DESCRIPTION OF COLLATERAL ON ATTACHED SCHEDULES. THE SCHEDULES MAY BE SUPPLEMENTED FROM TIME TO TIME TO EVIDENCE THE COLLATERAL, SUBJECT TO THIS AGREEMENT.)

Secured Party will make up to two million five hundred thousand dollars ($2,500,000) in financing available. There will be no more than ten (10) fundings, with all fundings to occur by May 31, 1995. Ten days prior to each funding, Debtor must submit to Secured Party the Loan Request Certificate that sets forth there is no default hereunder, and that each of the covenants and conditions contained herein have been satisfied. Second Party has no obligation to make additional advances if there is an Event of Default hereunder.

2. Warranties and Representations. Debtor warrants, represents, and agrees as
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follows:

(a) Perform Obligations. Debtor shall pay all of the Indebtedness secured by
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this Agreement and perform all of the obligations contained in this Agreement according to its terms. Debtor shall use the loan proceeds primarily for business uses and not for personal, family, household, or agricultural uses.

(b) Defend the Collateral. Debtor shall defend the title to the Collateral
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against all persons and against all claims and demands whatsoever, which
Collateral, except for the security interest granted hereby, is lawfully owned by Debtor and is now free and clear of any and all liens, security interests, claims, charges, encumbrances, taxes, and assessments of any kind, except as may be set forth on the Schedules. At the request of Secured Party, Debtor shall furnish adequate assurance of title, execute any written agreement or do any other acts reasonably necessary to

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effectuate the purposes and provisions of this Agreement, execute any instrument or statement required by law or otherwise in order to perfect, continue, or terminate the security interest of Secured Party in the Collateral and pay all reasonable costs of filing in connection therewith.

(c) Keep Possession of the Collateral. Debtor shall retain possession of the
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Collateral until the Indebtedness is fully paid and performed and shall not sell, exchange, assign, loan, deliver, lease, mortgage, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party. Debtor shall keep the Collateral at the location specified on the Schedules and shall not remove same (except in the usual course of business for temporary periods) without the prior written consent of Secured Party.

(d) Collateral Free and Clear. Debtor shall keep the Collateral free and clear
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of all liens, charges, encumbrances, assessments, and other security interests of any kind and shall pay, when due, all taxes, assessments, and license fees relating to the Collateral.

(e) Collateral in Good Operating Order. All of the Collateral is in good
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operating order, condition and repair and is used or useful in the business of
Debtor. Debtor shall keep the Collateral, at Debtor's sole cost and expense, in good repair and condition and not misuse, abuse, waste, or allow it to deteriorate except for normal wear and tear. Debtor shall make the Collateral available for inspection by Secured Party at all reasonable times, and Debtor will use and maintain the Collateral in a lawful manner in accordance with all applicable laws, regulations, ordinances, and codes.

(f) Insurance. Debtor shall insure the Collateral against loss by fire
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(including extended coverage), theft and other hazards, for its full insurable value including replacement costs, with a deductible not to exceed $50,000.00 per occurrence and without co-insurance. The insurance policy shall name Secured Party as loss payee and additional insured. In addition, Debtor shall, if Secured Party so requests, obtain liability insurance, including automobile if the Collateral includes motor vehicles, respecting the Collateral covering liability for bodily injury, including death and property damage, in an amount of at least $5,000,000 per occurrence or such greater amount as may comply with general industry standards. Policies shall be in such form, amounts, and with such companies as Secured Party may approve; shall provide for at least thirty
(30) days prior written notice to Secured Party prior to any modification or cancellation thereof; shall be payable to Debtor and Secured Party as their interests may appear; shall waive any claim for premium against Secured Party; and shall provide that no breach of warranty or representation or act or omission of Debtor shall terminate, limit or affect the insurers' liability to Secured Party. Certificates of insurance or policies evidencing the insurance required hereby, shall be delivered to Secured Party who is authorized, but under no duty, to obtain such insurance upon failure of Debtor to do so. Debtor shall give immediate written notice to Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. Debtor hereby irrevocably appoints Secured Party, after an Event of Default, as Debtor's attorney-in-fact, coupled with an interest, for the purpose of obtaining, adjusting and canceling (cancellation relating to policies assigned Heller) any such insurance and endorsing settlement drafts. Debtor hereby assigns to Secured Party, as additional security for the Indebtedness, all sums which may become payable under such insurance, including return premiums and dividends.

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(g) Complete Information. The information set forth herein and on the Schedules
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is complete and accurate, and Debtor shall immediately notify Secured Party in writing of any material change in the information set forth herein and on the Schedules.

(h) If Collateral Attaches to Real Estate. If the Collateral or any part thereof
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has been attached to or is to be attached to real estate, a description of the real estate and the name and address of the record owner is set forth on the Schedules. If said Collateral is attached to real estate prior to the perfection of the security interest granted hereby, Debtor will, on demand of Secured Party, furnish Secured Party with a disclaimer or waiver of any interest in the Collateral satisfactory to Secured Party and signed by all persons having an interest in the real estate. Notwithstanding the foregoing, the Collateral shall remain personal property and shall not be affixed to realty without the prior written consent of Secured Party.

(i) Financial Statements. Debtor shall deliver to Secured Party its 10-K and
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independent outside audited annual financial statements, compliance certificate, and covenant calculation worksheet within one hundred twenty (120) days after the end of Debtor's fiscal years and shall furnish, within sixty (60) days after the end of each quarter, its lO-Qs and quarterly uncertified financial statements of Debtor, compliance certificate, and covenant calculation worksheet. Debtor shall within twenty (20) days of any filing, provide Secured Party with any material SEC filings. Debtor shall certify that all financial information and statements provided to Secured Party fairly present the financial condition of Debtor at the date thereof.

(j) Perfection. This Agreement creates a valid and first priority security
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interest in the Collateral, securing the payment and performance of the
Indebtedness and all actions necessary to perfect and protect such security interest have been duly taken. Without limitation of the foregoing, all Collateral which, under applicable law, is required to be registered is properly registered in the name of Debtor; and all Collateral the ownership of which, under applicable law, is evidenced by a certificate of title, is properly titled in the name of Debtor. On or before the date hereof, Debtor shall have caused all certificates of title and registrations evidencing Debtor's ownership of such Collateral then in existence to have been noted to indicate the existence of Secured Party's first priority security interest thereon and returned to Secured Party, together with appropriate applications or similar documents, for recordation or re-registration, as appropriate. Hereafter, if, as and to the extent Debtor acquires any such Collateral in the nature of substitutions for, or replacements of, Collateral existing on the date hereof, to the extent authorized or permitted hereby, in which its ownership is likewise to be evidenced by a certificate of title or similar registration, Debtor shall cause such notation to appear thereon forthwith upon its issuance and forthwith deliver same to Secured Party, together with appropriate applications or similar documents, for recordation or re-registration, as appropriate.

(k) Authorization. Debtor is now, and will at all times remain, duly licensed,
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qualified to do business and in good standing in every jurisdiction where failure to be so licensed or qualified and in good standing would have a material adverse effect on its business, properties or assets. Debtor has the power to authorize, execute and deliver this Security Agreement, the Notes and the other documents relating thereto (the Security Agreement, Notes and other documents, all as amended from time to time, are hereafter collectively referred to as the "Loan Documents"), to incur and perform obligations hereunder and thereunder, and to grant the security interests

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created hereby. The Loan Documents have been duly authorized, executed, and delivered by or on behalf of Debtor, and constitute the legal, valid, and binding obligations of Debtor and are enforceable against Debtor in accordance with their respective terms. Debtor will preserve and maintain its existence and will not wind up its affairs or otherwise dissolve. Debtor will not, without thirty (30) days prior written notice to Secured Party, (l) change its name or so change its structure such that any financing statement or other record notice becomes misleading or (2) change its principal place of business or chief executive or accounting offlces from the address stated herein.

(I) Litigation. There are no actions, suits, proceedings, or investigations
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("Litigation") pending or, to the knowledge of Debtor, threatened against Debtor that would have a material adverse effect on the company, and no litigation other than as disclosed in public filings or, in any event, nothing since those filings that to the knowledge of Debtor would have a material adverse effect on the company . Debtor is not in violation of any material term or provision of its by-laws, or of any material agreement or instrument, or of any judgment, decree, order, or any statute, rule, or governmental regulation applicable to it. The execution, delivery, and performance of the Loan Documents do not and will not violate, constitute a default under, or otherwise conflict with any such term or provision or result in the creation of any security interest, lien, charge, or encumbrance upon any of the properties or assets of Debtor, except for the security interest herein created. Debtor will promptly notify Secured Party in writing of Litigation against it if: (l) the outcome of such Litigation may materially or adversely affect the finances or operations of Debtor or (2) such Litigation questions the validity of any Loan Document or any action taken or to be taken pursuant thereto. Debtor shall furnish to Secured Party such information regarding any such Litigation as Secured Party shall reasonably request. For the purpose of this Section 2(1) Litigation, one million dollars ($1,000,000) shall be deemed material.

(m) Compliance with Laws. Debtor shall comply in all material respects with all
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applicable laws, rules, and regulations and duly observe all valid requirements of all governmental authorities, and all statutes, rules and regulations relating to its business, including, without limitation, those concerning public and employee health, safety, and social security and withholding taxes and those concerning employee benefit plans and as such may be required by the Internal Revenue Code, as amended from time to time ("the Code") and the Employees Retirement Income Security Act of 1974 as amended from time to time ("ERISA"). With respect to any "multiple employer plan" or "single employer plan" as defined in ERISA (collectively, "Plans"), Debtor will not knowingly: (i) incur any liability to the Pension Benefit Guaranty Corporation ("PBGC"); (ii) participate in any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Debtor to a tax or penalty on prohibited transactions imposed under the Code or ERISA; (iii) fail to make any contribution which it is obligated to pay under the terms of such Plan; (iv) allow or suffer to exist any occurrence of a "reportable event", or any other event or condition which presents a risk of termination by the PBGC of any such Plan; or (v) incur any withdrawal liability with respect to any Plan which is not fully bonded.

(n) Taxes. Debtor has timely filed all tax returns (federal, state, local, and
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foreign) required to be filed by it and has paid or established reserves for all taxes, assessments, fees, and other governmental charges upon its properties, assets, income and franchises. Debtor does not know

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of any actual or proposed additional tax assessments for any fiscal period against it which would have a material adverse effect on it. Debtor will promptly pay and discharge all taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payments of such taxes, assessments, and other governmental charges, make all required withholding and other tax deposits, and, upon reasonable request, provide Secured Party with receipts or other proof that any or all of such taxes, assessments, or governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted. Should any stamp, excise, or other tax, including mortgage, conveyance, deed, intangible, or recording taxes become payable in respect of this Security Agreement, the Notes, or any other Loan Documents, Debtor shall pay the same (including interest and penalties, if any) and shall hold Secured Party harmless with respect thereto.

(o) Labor Laws. Debtor is in compliance with the Fair Labor Standards Act.
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Debtor is not engaged in any unfair labor practice which would have a material adverse effect on it. There are: (l) no unfair labor practice complaints pending or, to the best knowledge of Debtor, threatened against Debtor before the National Labor Relations Board and no grievance or arbitration proceedings arising out of or under collective bargaining agreements are pending or, to the best knowledge of Debtor, threatened; (2) no strikes, work stoppages, or controversies pending or threatened between Debtor and any of its employees; and
(3) no union organizing activities known to be taking place.

(p) Environmental Laws. Debtor has complied and will comply in all material
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respects with all Environmental Laws applicable to the transfer, construction on, and operations of its property and business. Debtor has (l) not received any summons, complaint, order, or similar notice that it is not in compliance with, or that any public authority is investigating its compliance with, any Environmental Laws and (2) no knowledge of any material violation of any Environmental Laws on or about its assets or property. Debtor will comply, in all material respects with all Environmental Laws and provide Secured Party, upon reasonable request, copies of any correspondence, notice, complaint, order, or other document that it receives asserting or alleging a circumstance or condition which requires or may require a cleanup, removal, remedial action or other response by or on the part of Debtor under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from Debtor for an alleged violation of any Environmental Laws. Debtor will advise Secured Party in writing as soon as Debtor becomes aware of any condition or circumstance that makes the environmental representations or warranties contained in this Agreement inaccurate in any material respect. For purposes of this Security Agreement, "Environmental Laws" means all federal, state, and local laws, rules, regulations, orders, and decrees relating to health, safety, hazardous substances, and environmental matters, including, without limitation, the Resource Recovery and Reclamation Act of 1976, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Toxic Substances Control Act, the Clean Water Act of 1977, and the Clean Air Act, all as amended from time to time.

(q) Setoff. Without limiting any other right of Secured Party, whenever Secured
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Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party is hereby authorized at any time and from time to time to the fullest

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extent permitted by law, to set off and apply against any and all of the
Indebtedness, any and all monies then or thereafter owed to Debtor by Secured Party in any capacity, whether or not the obligation to pay such monies owed by Secured Party is then due. Secured Party shall be deemed to have exercised such right of set-off immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

(r) Regulations. No proceeds of the loans or any other financial accommodation
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hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, as that term is defined in Regulations G, T, U, X of the Board of Governers of the Federal Reserve System.

(s) Books and Records. Debtor shall maintain, at all times, true and complete
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books, records and accounts in which true and correct entries are made of its transactions in accordance with GAAP and consistent with those applied in the preparation of Debtor's financial statements. At all reasonable times, upon reasonable advance notice, and during normal business hours, Debtor will permit Secured Party or its agents to audit, examine and make extracts from or copies of any of its books, ledgers, reports, correspondence, and other records relating to the Equipment. Secured Party may verify any Collateral in any reasonable manner which Secured Party may consider appropriate, and Debtor shall furnish all reasonable assistance and information and perform any acts which Secured Party may reasonably request in connection therewith.

(t) Indemnity. Debtor shall indemnify, defend, protect and hold Secured Party,
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its parent, officers, directors, agents, employees, and attorneys harmless from and against any loss, expense (including reasonable attorneys' fees and costs), damage or liability arising directly or indirectly out of (i) any breach of any representation of the Debtor, warranty or covenant contained herein and in the other Loan Documents, (ii) any claim or cause of action that would deny Secured Party the full benefit or protection of any provision herein and in the Loan Documents, and (iii) the ownership, possession, lease, operation, use, condition, sale, return, or other disposition of the Collateral. If after receipt of any payment of all or any part of the Indebtedness, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is deterrnined to be void or voidable as a preference by an entity having legal jurisdiction over such matters, impermissible set-off, or a diversion of trust funds, or for any other reason having the effect or force of law, this Security Agreement and the Loan Documents shall continue in full force and effect and Debtor shall be liable to Secured Party for the amount of such payment surrendered. The provisions of the preceding sentence shall be and remain effective notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment for a period of one year from the date of such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Security Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Additionally, Debtor will pay or reimburse Secured Party for any and all reasonable costs and expenses incurred in connection herewith, including, but not limited to, attorneys' fees, filing fees, search fees, and lien recordation. The provisions of this paragraph shall survive the termination of this Security Agreement and the Loan Documents.

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(u) Collateral Documentation. Debtor shall deliver to Secured Party prior to
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each funding and prior to any and all advances or loans, satisfactory documentation regarding the Collateral to be financed, including, but not limited to, such invoices, canceled checks and cost verifications evidencing payments, current financial statements, or other documentation as may be reasonably requested by Secured Party. Debtor shall deliver, prior to the first funding, a fully executed copy of Debtor's current Lending and Banking Agreement, current financial statements consistent with the covenants of this Agreement, and any Landlord Waivers or Consents that Secured Party may reasonably request. Prior to any funding in excess of five hundred thousand dollars ($500,000), Debtor will deliver to Secured Party the first quarter of fiscal 1995 lO-Q for period ending August 31, 1994. Debtor will permit Secured Party to perform a physical site inspection of the Collateral prior to each funding and from time to time thereafter, as reasonably requested by Secured Party. Additionally, prior to each funding Debtor must satisfy Secured Party with current financial statements and compliance certificates restating each of the warranties and representations herein, and that they are true and correct on the date thereof and that Debtor's business and financial information is as has been represented and there has been no material change in Debtor's business, financial condition, or operations.

(v) Financial Covenants. (i) Debtor will maintain a Consolidated Net Worth of
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not less than twenty million dollars ($20,000,000)at the end of each fiscal quarter; (ii) Debtor will at all times maintain a Debt Service Coverage Ratio of not less than 1.5 to 1.0 on a rolling twelve (12) month basis measured at the end of each fiscal quarter. Debt Service Coverage Ratio is defined as the ratio of EBITDA to Total Debt Service. EBITDA is defined as earnings before interest, income, tax, depreciation and amortization. Total Debt Service is defined as total interest expense plus the current maturities of long-term debt and current portion of obligations under capital leases. Consolidated Net Worth shall have the meaning found in GAAP.

(w) Prohibition on Dividends and Distributions. Debtor will not, as long as
    ----------- -- --------- --- --------------
there is an Event of Default hereunder, or if such distribution or dividend would create an Event of Default hereunder, make, directly or indirectly, any distribution, advance, or dividend to any shareholder, officer, director, or affiliate of Debtor. Debtor is permitted, in the ordinary course of business, to make travel or other advances up to $100,000 in the aggregate without Secured Party's consent.

3. Prepayment. Debtor may prepay the Indebtedness in whole upon forty-five (45)
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days prior written notice to Secured Party, provided, however, that Debtor pays a prepayment fee as liquidated damages and not as a penalty, a sum equal to the following percentages of the principal amount prepaid; 2% in Loan Year 1 and 1% in Loan Years 2 and 3. The phrase "Loan Year" as used herein shall mean each twelve (12) consecutive months commencing on the date of the initial funding of each Note. In addition, Debtor shall pay the amount equal to the present value, as of the date of the prepayment, of all installments of principal and interest which are avoided by such prepayment, determined by discounting such payments of principal and interest at a rate per annum equal to the T-Note at the time of prepayment plus 325 (3.25%) basis points, minus the principal amount to be prepaid.

4. Events of Default. If any one of the following events (each of which is
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herein called an "Event of Default") shall occur: (a) Debtor defaults in the payment, when due, of any Indebtedness after ten (10) days written notice from Secured Party, or (b) any warranty or representation of Debtor

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

is untrue or inaccurate or Debtor breaches any warranty or representation hereunder, and said event remains uncured or unremedied for ten (10) days thereafter, or (c) Debtor breaches or defaults in the performance of any other agreement or covenant hereunder, and said event remains uncured or unremedied for ten (10) days thereafter, or (d) Debtor shall default in the payment or performance of any debt or other obligation owed by it, under that certain Credit Agreement with Silicon Valley Bank, its successors or assigns, including any amendments, substitutions, or replacement financings with other financial institutions or (e) Debtor becomes insolvent, makes an assignment for the benefit of creditors or ceases to continue as a going business, or (g) Debtor shall file a voluntary petition in bankruptcy or answer-seeking liquidation, reorganization arrangement or readjustment of its debts, or for any other relief under the Bankruptcy Code, or any other act or law pertaining to insolvency or Debtor relief where there has been filed against Debtor, an involuntary petition of bankruptcy, seeking liquidation, reorganization, arrangement, or readjustment of its debts, or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or Debtor relief, unless in such case of an involuntary action, the appointment of process is fully bonded against, vacated or dismissed within thirty (30) days of its effective date, but not less than twenty (20) days prior to any proposed disposition of assets pursuant to such proceeding, or (h) a petition is filed by or against Debtor under the Bankruptcy Code or any amendment thereto or under any other insolvency law or laws providing for the relief of debtors, or (i) if there is a material adverse change in the business or financial condition of Debtor then, and in any such event, Secured Party shall have the right to exercise any one or more of the remedies hereinafter provided.

5. Remedies. If an Event of Default shall occur, in addition to all rights and
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remedies of a secured party under the Uniform Commercial Code, Secured Party may, at its option, at any time (a) declare the entire unpaid Indebtedness to be immediately due and payable; (b) without demand or legal process, enter into the premises where the Collateral may be found and take possession of and remove the Collateral, all without charge to or liability on the part of Secured Party; and
(c) require Debtor to assemble the Collateral, render it unusable, and crate, pack, ship, and deliver the Collateral to Secured Party in such manner and at such place as Secured Party may require, all at Debtor's sole cost and expense. DEBTOR HEREBY EXPRESSLY WAIVES ITS RIGHTS IF ANY TO (l) PRIOR NOTICE OF REPOSSESSION AND (2) A JUDICIAL OR ADMINISTRATIVE HEARING PRIOR TO SUCH REPOSSESSION. Secured Party may, at its option, ship, store, and repair the Collateral so removed and sell any or all of it at a public or private sale or sales. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, it being understood and agreed that Secured Party may be a buyer at any such sale and Debtor may not, either directly or indirectly, be a buyer at any such sale. The requirements, if any, for reasonable notice will be met if such notice is sent pursuant to paragraph 10 hereof to Debtor at its address shown above, at least five (5) days before the time of sale or disposition. Debtor shall also be liable for and shall upon demand pay to Secured Party all reasonable expenses incurred by Secured Party in connection with the undertaking or enforcement by Secured Party of any of its rights or remedies hereunder or at law, including, but not limited to, all expenses of repossessing, storing, shipping, repairing, selling or otherwise disposing of the Collateral and legal expenses, including reasonable attorneys' fees, all of which costs and expenses shall be additional Indebtedness hereby secured. After any such sale

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

or disposition, Debtor shall be liable for any deficiency of the Indebtedness remaining unpaid, with interest thereon at the rate set forth in the related Note.

6. Cumulative Remedies. All remedies of Secured Party hereunder are cumulative,
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are in addition to any other remedies provided for by law or in equity and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of Secured Party to exercise, and no delay in exercising any right or remedy, shall operate as a waiver thereof or in any way modify or be deemed to modify the terms of this Security Agreement and the other Loan Documents or the Indebtedness, nor shall any single or partial exercise by Secured Party of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

7. Assignment. Secured Party may transfer or assign this Security Agreement, the
   -----------
Note, or the Indebtedness and the other Loan Documents either together or separately without releasing Debtor or the Collateral, and upon such transfer or assignment the assignee or holder shall be entitled to all the rights, powers, privileges and remedies of Secured Party to the extent assigned or transferred. The obligations of Debtor shall not be subject, as against any such assignee or transferee, to any defense, set-off, or counter-claim available to Debtor against Secured Party and any such defense, set-off, or counter-claim may be asserted only against Secured Party.

8. Time is of the Essence. Time and manner of performance by Debtor of its
   ---- -- -- --- --------
duties and obligations under this Security Agreement, the Notes, and the other Loan Documents is of the essence. If Debtor shall fail to comply with any provision of this Security Agreement and the other Loan Documents, Secured Party shall have the right, but shall not be obligated, to take action to address such non-compliance, in whole or in part, and all moneys reasonably spent and expenses reasonably incurred and reasonable obligations incurred or assumed by Secured Party shall be paid by Debtor upon demand and shall be added to the Indebtedness. Any such action by Secured Party shall not constitute a waiver of Debtor's default.

9. ENFORCEMENT. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE
   -----------
WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. AT SECURED PARTY'S ELECTION AND WITHOUT LIMITING SECURED PARTY'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, DEBTOR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF DEBTOR, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN
(10) DAYS AFTER THE DATE OF MAILING THEREOF.

10. Further Assurance; Notice. Debtor shall, at its expense, do, execute and
    ------- ---------- -------
deliver such further acts and documents as Secured Party may from time to time reasonably require to assure and confirm the rights created or intended to be created hereunder to carry out the intention or facilitate the performance of the terms of this Security Agreement and the Loan Documents or to assure the validity, perfection, priority or enforceability of any security interest created hereunder. Debtor agrees, after an Event of Default, to execute any instrument or instruments necessary or expedient for filing, recording, perfecting, notifying, foreclosing, and/or liquidating of Secured

Party's interest in the Collateral upon request of, and as determined by, Secured Party, and Debtor hereby specifically authorizes Secured Party to prepare and file Uniform Commercial Code financing statements and other documents and to execute same for and on behalf of Debtor as Debtor's attorney-in-fact, irrevocably and coupled with an interest, for such purposes. All notices required or otherwise given by either party shall be deemed adequately and properly given if sent by certified mail, return receipt requested, or by overnight courier with a copy by facsimile to the other party at the addresses stated herein or at such other address as the other party may from time to time designate in writing.

11. Waiver of Jury Trial. DEBTOR AND SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE
    ------ -- ---- ------
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SECURITY AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS. THIS WAIVER IS INFORMED AND FREELY MADE. DEBTOR AND SECURED PARTY ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR AND SECURED PARTY FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12. Complete Agreement. This Security Agreement and the other Loan Documents are
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intended by Debtor and Secured Party to be the final, complete, and exclusive expression of the agreement between them. This Security Agreement and the other Loan Documents may not be altered, modified or terminated in any manner except by a writing duly signed by the parties hereto. Debtor and Secured Party intend this Security Agreement and the other Loan Documents to be valid and binding and no provisions hereof and thereof which may be deemed unenforceable shall in any way invalidate any other provisions of this Security Agreement and the other Loan Documents, all of which shall remain in full force and effect. This Security Agreement and the other Loan Documents shall be binding upon the respective successors, legal representatives, and assigns of the parties. The singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. If there be more than one Debtor, the warranties, representations and agreements herein are joint and several. The Schedules on the following page[s] are a part hereof. Sections and subsections headings are included for convenience of reference only and shall not be given any substantive effect.

IN WITNESS WHEREOF, Secured Party and Debtor have each signed this Security Agreement as of the day and year first above written.

HELLER FINANCIAL, INC.            SUMMAGRAPHICS CORPORATION

By:    /s/ David West              By:   /s/ Clifford Maxwell
Title: Assistant Vice President    Title:    ASSISTANT TREASURER
                                             SUMMAGRAPHICS CORP.